As filed with the Securities and Exchange Commission on August 29, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QuinStreet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0512121
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(650) 578-7700

(Address of Principal Executive Offices)

2010 Equity Incentive Plan

2010 Non-Employee Directors’ Stock Award Plan

(Full Titles of the Plan(s))

Douglas Valenti

Chief Executive Officer and Chairman

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Name and Address of Agent for Service)

(650) 578-7700

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Alan F. Denenberg, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2010 Equity Incentive Plan Common Stock, par value $0.001 per share	2,525,923 shares	$11.165	$28,201,930.30	$3,418.08
2010 Non-Employee Directors’ Stock Award Plan Common Stock, par value $0.001 per share	264,899 shares	$11.165	$2,957,597.34	$358.47
Total	2,790,822 shares	$11.165	$31,159,527.64	$3776.55

(1)

This Registration Statement covers shares being added to the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan, in each case in accordance with the terms of the applicable plan. This Registration Statement shall also cover any additional shares of common stock which become issuable under the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)

Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on August 23, 2019 as reported by the Nasdaq Global Market.

(3)	Rounded up to the nearest penny.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its common stock for issuance under the 2010 Equity Incentive Plan and the 2010 Non-Employee Directors’ Stock Award Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 17, 2010 (File No.  333-165534), and registered additional shares of its common stock for issuance under such plans under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 27, 2010 (File No. 333-168322), on August 12, 2011 (File No.  333-176272), on August 23, 2012 (File No.  333-183517), on August 20, 2013 (File No.  333-190735), on September 12, 2014 (File No.  333-198714), on August 19, 2015 (File No.  333-206472), on August 19, 2016 (File No.  333-213220), on September 8, 2017 (File No.  333-220397), and on September 12, 2018 (File No. 333-227296). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

Item 8. Exhibits

Exhibit Number	Description of Exhibit	Form	File Number	Exhibit	Filing Date

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereof)

99.1	QuinStreet, Inc. 2010 Equity Incentive Plan	S-8	333-165534	99.9	March 17, 2010

99.2	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for nonexecutive officer employees)	S-8	333-165534	99.10	March 17, 2010

99.3	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for executive officers)	S-8	333-165534	99.11	March 17, 2010

99.4	Forms of Senior Management Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for executive officers)	10-K	001-34628	10.8	August 23, 2012

99.5	Forms of Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for non-executive officer employees)	10-K	001-34628	10.9	August 23, 2012

99.6	QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan	S-8	333-165534	99.12	March 17, 2010

99.7	Forms of Option Agreement and Option Grant Notice for Initial Grants under the 2010 Non-Employee Directors’ Stock Award Plan	S-8	333-165534	99.13	March 17, 2010

99.8	Forms of Option Agreement and Option Grant Notice for Annual Grants under the 2010 Non-Employee Directors’ Stock Award Plan	S-8	333-165534	99.14	March 17, 2010

99.9	Form of Restricted Stock Unit (RSU) Agreement under the 2010 Non-Employee Directors’ Stock Award Plan	10-K	001-34628	10.10	August 20, 2013

99.10	Forms of Senior Management Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for executive officers)	10-K	001-34628	10.27	September 12, 2014

99.11	Forms of Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for non-executive officer employees)	10-K	001-34628	10.30	August 19, 2015

Exhibit Number	Description of Exhibit	Form	File Number	Exhibit	Filing Date

99.12	Forms of Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for employees with a Change in Control Severance Agreement)	10-K	001-34628	10.33	September 8, 2017

99.13	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for employees with a Change in Control Severance Agreement)	10-K	001-34628	10.34	September 8, 2017

99.14	Forms of Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan with Revenue and Adjusted EBITDA Performance Metrics (for non-executive officer employees)	10-Q	001-34628	10.36	November 9, 2018

99.15	Forms of Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan with Revenue and Adjusted EBITDA Performance Metrics (for executive officer)	10-Q	001-34628	10.37	November 9, 2018

99.16	Forms of Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan with Revenue and Adjusted EBITDA Performance Metrics (for employees with a Change in Control Severance Agreement)	10-Q	001-34628	10.38	November 9, 2018

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 29th day of August, 2019.

QuinStreet, Inc.

By:	/s/ Douglas Valenti
Name:	Douglas Valenti
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Valenti and Gregory Wong, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Valenti Douglas Valenti	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 29, 2019

/s/ Gregory Wong Gregory Wong	Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2019

/s/ Matthew Glickman Matthew Glickman	Director	August 29, 2019

/s/ Stuart Huizinga Stuart Huizinga	Director	August 29, 2019

/s/ Robin Josephs Robin Josephs	Director	August 29, 2019

/s/ David Pauldine David Pauldine	Director	August 29, 2019

/s/ Gregory Sands Gregory Sands	Director	August 29, 2019

/s/ Andrew Sheehan Andrew Sheehan	Director	August 29, 2019

/s/ James Simons James Simons	Director	August 29, 2019